UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2018

AVANT DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54004	98-0599151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 30th Street NW Suite 107

Washington, D.C. 20007

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 710-9200

217 Perry Parkway, Suite 8

Gaithersburg, MD 20877

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01 Entry into a Material Definitive Agreement

Series A Private Placement

On August 20, 2018 (the “Effective Date”), Avant Diagnostics, Inc. (the “Company”) entered into securities purchase agreements (collectively, the “Series A Purchase Agreement”) with accredited investors (the “August 2018 Investors”), including pursuant to which the Company sold an aggregate of three hundred and eighty thousand (380,000) shares of its series A convertible preferred stock (the “Series A Preferred Stock”) for aggregate gross proceeds of $380,000. On the Effective Date, Jeffrey Busch, our executive chairman purchased 50,000 shares of Series A Preferred Stock for aggregate gross proceeds of $50,000. In addition, on August 23, 2018, the Company entered into a Series A Purchase Agreement with Mick Ruxin, the Company’s chief executive officer (together with the August 2018 Investors, the “Investors”), pursuant to which the Company sold an aggregate of twenty-five thousand (25,000) shares of its Series A Preferred Stock for aggregate gross proceeds of $25,000. The terms of the Series A Preferred Stock were included in Items 3.02, 3.03 and Item 5.03 of the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2018 and are incorporated herein by reference.

For a period of one year from the date of final closing of the offering, Investors holding at least a majority of the Series A Preferred Stock outstanding from time to time, together with the Series C Investor (as defined below), shall have the right to cause the Company to sell for cash to such Investors on a pro rata basis up to an aggregate of $1,000,000 of common stock in one or more transactions at a 10% discount to the average closing price of the common stock (as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, then in the over-the-counter market, as reported on any tier maintained by the OTC Markets Group, Inc.) for the thirty (30) consecutive trading days immediately prior to (and including) the Friday preceding the date of such purchase or purchases.

At any time on or after the Effective Date and until the Company’s 2019 annual meeting of stockholders, the Investors, jointly and severally, shall have the exclusive right, voting separately as a class, to elect up to six (6) directors (each director, an “Investor Director”). A Preferred Director so elected shall serve for a term of one year and until his successor is elected and qualified. An Investor Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of holders of Series A Preferred Stock called for such purpose. Any vacancy created by such removal may also be filled at such meeting or by such consent for the remainder of such initial one year term. At any time on or after the Effective Date and until the Company’s 2019 annual meeting of stockholders, Infusion 51a, LP (“Infusion”) shall have the right to elect up to three (3) directors (each director, an “Infusion Director”). An Infusion Director so initially elected shall serve for a term of one year and until his successor is elected and qualified. Any vacancy in the position of an Infusion Director may be filled only by the affirmative vote of Infusion. An Infusion Director may, during his or her term of office, be removed at any time, with or without cause. Any vacancy created by such removal may also be filled by Infusion for the remainder of such initial one year term.

As soon as practicable after the final closing of the offering, the Company shall use commercially reasonable efforts to take all necessary actions and to obtain such approvals of the Company’s stockholders as may be required to, among other things, undertake a reverse stock split at such ratio where the number of shares of Common Stock outstanding after consummation of such reverse stock split shall be approximately 15,000,000 shares (the “Reverse Split”) before the exchange of the Series A Preferred Stock into shares of common stock (the “Stockholder Approval”). Until the consummation of the Reverse Split, the Investors appointed AVDX Investors Group LLC (the “Investor Representative”) as its attorney-in-fact for the purpose of carrying out the Stockholder Approval.

From the Effective Date until the consummation of the Reverse Split, upon any issuance by the Company of common stock or Common Stock Equivalents (as defined in the Series A Certificate of Designations) for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), each Qualifying Purchaser (as defined below) shall have the right to participate in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing. For purposes herein, “Qualifying Purchaser” means an Investor with a subscription amount of at least $150,000.

Beginning on the six month anniversary of the final closing of the offering, on or prior to the sixtieth (60th) calendar day after the date of receipt of written demand from Investors holding at least 51% of Registrable Securities (as defined in the Series A Purchase Agreement), the Company shall prepare and file with the SEC a registration statement covering the resale of all of the Registrable Securities that are not then registered on an effective registration statement.

The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 3.1 and Exhibit 10.1 and incorporated herein by reference. Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

Series C Private Placement

On the Effective Date, the Company entered into a securities purchase agreement (the “Series C Purchase Agreement”) with an institutional investor (the “Series C Investor”) pursuant to which the Company sold an aggregate of one hundred and fifty thousand (150,000) shares of its series C convertible preferred stock for aggregate gross proceeds of $150,000 (the “Series C Preferred Stock”). The terms of the Series C Preferred Stock are set forth under Item 3.02 below.

For a period of one year from the date of final closing of the offering, the Series C Investor, together with the Investors, shall have the right to cause the Company to sell for cash to such investors on a pro rata basis up to an aggregate of $1,000,000 of common stock in one or more transactions at a 10% discount to the average closing price of the common stock (as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, then in the over-the-counter market, as reported on any tier maintained by the OTC Markets Group, Inc.) for the thirty (30) consecutive trading days immediately prior to (and including) the Friday preceding the date of such purchase or purchases.

As soon as practicable after the final closing of the offering, the Company shall use commercially reasonable efforts to take all necessary actions and to obtain Stockholder Approval to, among other things, undertake the Reverse Split. Until the consummation of the Reverse Split, the Series C Investor appointed the Investor Representative as its attorney-in-fact for the purpose of carrying out the Stockholder Approval.

From the Effective Date until the consummation of the Reverse Split, upon a Subsequent Financing, the Series C Investor shall have the right to participate in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

Beginning on the six month anniversary of the final closing of the offering, on or prior to the sixtieth (60th) calendar day after the date of receipt of written demand from both the Investors and the Series C Investor holding at least 51% of Registrable Securities (as defined in the Series C Purchase Agreement), the Company shall prepare and file with the SEC a registration statement covering the resale of all of the Registrable Securities that are not then registered on an effective registration statement.

The Series C Investor has contractually agreed to restrict its ability to convert and/or exchange the Series C Preferred Stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exchange does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 3.2 and Exhibit 10.2 and incorporated herein by reference. Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

In connection with sale of the Series A Preferred Stock and the Series C Preferred Stock, we agreed to pay the Placement Agent, (i) a cash commission of 8% of the gross proceeds raised from the investors of such securities, and to issue to the Placement Agent warrants to purchase a number of shares of common stock equal to 4% of the gross proceeds divided by the respective offering price, with a term of seven years from the date of issuance.

The Series A Preferred Stock and Series C Preferred Stock sold were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors in such securities are each an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.  This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 3.02 Unregistered Sales of Equity Securities

Item 3.03 Material Modification to Rights of Security Holders

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 24, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock with the Secretary of State of the State of Nevada (the “Series C Certificate of Designation”).  The following is only a summary of the Series C Certificate of Designation and is qualified in its entirety by reference to the full text of the Series C Certificate of Designation which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Designation, Amount and Par Value. The number of shares of Series C Preferred Stock designated shall be up to 1,000,000. Each share of Series C Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $1.00 (the “Stated Value”).

Dividends: The holders of Series C Preferred Stock shall not be entitled to dividends.

Liquidation Preference: In the event of a merger, sale (of substantially all stock or assets) or liquidation of the Company, unless waived by the holders of a majority of the Series C Preferred Stock, the holders of the Series C Preferred Stock shall receive in preference to the holders of Common Stock an amount per share equal to the Stated Value.

Voting Rights. Except as otherwise required by law, the Series C Preferred Stock shall have no voting rights. However, as long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series C Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend this Certificate of Designation, (b) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holder, (c) increase the number of authorized shares of Series C Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Exercisability. A holder may not exercise any portion of the Series C Preferred Stock to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common shares after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares after exercising the holder’s Series C Preferred Stock up to 9.99% of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series C Preferred Stock.

No Redemption; No Preemptive Rights. The shares of Series C Preferred Stock are not redeemable by the Company. The shares of Series C Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Company.

Fundamental Transaction. If, at any time while the Series C Preferred Stock is outstanding, the Company enters into a Fundamental Transaction, then, the Company shall cause any Successor to assume in writing all of the obligations of the Company under the Series C Certificate of Designation pursuant to written agreements in form and substance reasonably satisfactory to the holder and approved by the holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of the Series C Preferred Stock, deliver to the holder in exchange for the Series C Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Series C Preferred Stock, and which is reasonably satisfactory in form and substance to the holder.

Exchange for Common Stock. Upon a consummation of the Reverse Split, the holders shall take all necessary steps with the Company to exchange all outstanding shares of Series C Preferred Stock into shares of the Company’s common stock at a rate of to be agreed upon by the parties.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Rajesh Shrotriya MD Appointment

On August 28, 2018, the Company appointed Dr. Rajesh Shrotriya MD as a director, effective immediately.  Dr. Shrotriya does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer. There is no understanding or arrangement between Dr. Shrotriya and any other person pursuant to which Dr. Shrotriya was selected as a director. There are no transactions in which Dr. Shrotriya has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Dr. Shrotriya was chairman of the board and chief executive officer of Spectrum Pharmaceuticals, Inc. (NASDAQ: SPPI), a NASDAQ listed biopharmaceutical company (“Spectrum”) from August 2002 through December 2017 and a director of from June 2001 through June 2018. From September 2000 to April 2014 and from September 2000 to August 2002, Dr. Shrotriya also served as President and Chief Operating Officer of Spectrum, respectively. Prior to joining Spectrum, Dr. Shrotriya held the position of Executive Vice President and Chief Scientific Officer from November 1996 until August 2000, and as Senior Vice President and Special Assistant to the President from November 1996 until May 1997, for SuperGen, Inc., a publicly-held pharmaceutical company focused on drugs for life-threatening diseases, particularly cancer. From August 1994 to October 1996, Dr. Shrotriya held the positions of Vice President, Medical Affairs and Vice President, Chief Medical Officer of MGI Pharma, Inc., an oncology-focused biopharmaceutical company. Dr. Shrotriya spent 18 years at Bristol-Myers Squibb Company (“BMS”), an NYSE-listed pharmaceutical company, in a variety of positions, most recently as Executive Director, Worldwide CNS Clinical Research. Previously, Dr. Shrotriya held various positions at Hoechst Pharmaceuticals, most recently as Medical Advisor. Dr. Shrotriya was an attending physician and held a courtesy appointment at St. Joseph Hospital in Stamford, Connecticut. In addition, he received a certificate for Advanced Biomedical Research Management from Harvard University. Dr. Shrotriya received an M.D. from Grant Medical College, Bombay, India, in 1974; a D.T.C.D. (Post Graduate Diploma in Chest Diseases) from Delhi University, V.P. Chest Institute, Delhi, India, in 1971; an M.B.B.S. (Bachelor of Medicine and Bachelor of Surgery — equivalent to an M.D. in the U.S.) from the Armed Forces Medical College, Poona, India, in 1967; and a B.S. in Chemistry from Agra University, Aligarh, India, in 1962. Currently, Dr. Shrotriya has been a member of the Board of Directors of CASI Pharmaceuticals, Inc. (CASI), a NASDAQ-listed biopharmaceutical company since 2014.

Andrew DeLao Appointment

On August 28, 2018, the Company appointed Andrew DeLao as a director, effective immediately.  Mr. DeLao does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer. There is no understanding or arrangement between Mr. DeLao and any other person pursuant to which Mr. DeLao was selected as a director. There are no transactions in which Mr. DeLao has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Andy DeLao, aka “Cancergeek”, has served as the Senior Director of Marketing for Accuray, Inc, a radiation oncology technology company that is innovating patient-first cancer treatment since January 2017. From 2010 to 2017, he was at GE Healthcare where he held multiple roles assisting in developing and leading the Oncology Solutions Organization, Product Marketing for the Molecular Imaging business. Since 2015, Andy has worked with the Asia American Cancer Centers, a Healthcare Investment company, as Chief Clinical and Innovation Officer.  From 2009 to 2010, he was the director of radiation oncology for Billings Clinic and in 2007 to 2009 Andy was a service line leader for The Cancer Team.  From 2003 to 2007, Andy served as an Oncology Manager for Aurora Healthcare, an Integrated Delivery Network Healthcare company,  where he was in charge for planning, designing, and building four new cancer centers and two hospitals.  In addition, from 2010 to 2017, Andy worked with investment teams to bring oncology care and risk reduction facilities to emerging markets, new clinical pathways that allow patients to go from cancer suspicion to treatment recommendations in 72 hours or less and has built multiple cancer centers throughout the globe.   Andy received a BS in Radiation Oncology from the University of Wisconsin-LaCrosse in 1999 and performed his clinical internship at the University of Wisconsin-Madison from June 1998 through August 1999.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock, filed with the Nevada Secretary of State on May 25, 2018 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the Commission on May 25, 2018 and incorporated herein by reference).
3.2*	Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock, filed with the Nevada Secretary of State on May 25, 2018.
10.1	Form of Subscription Agreement for the Series A Financing (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Commission on May 25, 2018 and incorporated herein by reference).
10.2*	Form of Subscription Agreement for the Series C Financing

* Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANT DIAGNOSTICS, INC.

Dated: August 28, 2018	By:	/s/ Michael Ruxin
Dr. Michael Ruxin Chief Executive Officer

-6-